UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2007

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	810-987-2200

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On November 9, 2007, SEMCO Energy, Inc. (the “Company”) issued a press release announcing that the Company and Cap Rock Holding Corporation (“Cap Rock”) had completed Cap Rock’s acquisition of all the outstanding Common Stock and 5% Series B Preferred Stock of the Company.  The press release also announced that the Company’s cash tender offers and related consent solicitations for (1) any and all of its outstanding 7 1/8% Senior Notes due 2008 (the “2008 Notes”) and (2) any and all of its outstanding 7 3/4% Senior Notes due 2013 (the “2013 Notes”) expired at 10 a.m. New York City time, on November 9, 2007, and that pursuant to its cash tender offers and related consent solicitations, the Company accepted for purchase all of the $145,075,000 aggregate principal amount of 2008 Notes tendered, representing approximately 96.7% of the total principal amount of 2008 Notes outstanding, and all of the $199,867,000 aggregate principal amount of 2013 Notes tendered, representing approximately 99.9% of the total principal amount of 2013 Notes outstanding.  A copy of the press release issued by the Company on November 9, 2007 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press Release issued November 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMCO Energy, Inc.
(Registrant)

Date: November 9, 2007	By:	/s/ Michael V. Palmeri

Michael V. Palmeri Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Form 8-K

Exhibit No.	Description	Filed
		Herewith	By Reference

99.1	Press Release issued November 9, 2007.	x